EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of SPX Corporation of our report dated March 1, 2007 (November 20, 2007 as to Note 4, Discontinued Operations—Air Filtration and Note 17, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption, in fiscal 2005, of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, and relating to, in fiscal 2006, SPX Corporation’s change in method of accounting for pension and post-retirement benefits to conform to SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — An Amendment of FASB Statements No. 87, 88, 106 and 132(R)), relating to the consolidated financial statements of SPX Corporation appearing in this Current Report on Form 8-K of SPX Corporation dated November 21, 2007:

Filed on Form S-3:

Registration Statement No. 333-56364

Registration Statement No. 333-68648

Registration Statement No. 333-109334

Filed on Form S-4:

Registration Statement No. 333-68650

Filed on Form S-8:

Registration Statement No. 33-24043

Registration Statement No. 333-29843

Registration Statement No. 333-29851

Registration Statement No. 333-29857

Registration Statement No. 333-29855

Registration Statement No. 333-38443

Registration Statement No. 333-70245

Registration Statement No. 333-82645

Registration Statement No. 333-82647

Registration Statement No. 333-61766

Registration Statement No. 333-69250

Registration Statement No. 333-69252

Registration Statement No. 333-106897

Registration Statement No. 333-109112

Registration Statement No. 333-139351

Registration Statement No. 333-139352

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
November 20, 2007